As filed with the U.S. Securities and Exchange Commission on February 24, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Xometry, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	32-0415449
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6116 Executive Blvd.

Suite 800

North Bethesda, MD 20852

(240) 252-1138

(Address of principal executive offices, including zip code)

Xometry, Inc. 2021 Equity Incentive Plan

(Full title of the plan)

Randolph Altschuler

Chief Executive Officer

Xometry, Inc.

6116 Executive Blvd.

Suite 800

North Bethesda, MD 20852

(240) 252-1138

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Eric Blanchard Trey Reilly Cooley LLP 500 Boylston Street 14th Floor Boston, MA 02116-3736 (617) 937-2300	James Miln Kristie Scott Xometry, Inc. 6116 Executive Blvd Suite 800 North Bethesda, MD 20852 (240) 252-1138

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Xometry, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional 2,565,876 shares of Class A common stock under the Xometry, Inc. 2021 Equity Incentive Plan (the “2021 Plan”), pursuant to the provisions of the 2021 Plan providing for annual automatic increase in the number of shares of Class A common stock reserved and available for issuance under the 2021 Plan. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(a) The Registrant’s Registration Statements on Form S-8, previously filed with the Commission on July 2, 2021, March 18, 2022, March 17, 2023, February 29, 2024 and February 25, 2025 (File Nos. 333-257671, 333-263716, 333-270663, 333-277546 and 333-285213 respectively).

(b) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on February 24, 2026.

(c) The Registrant’s Current Report on Form 8-K, filed with the Commission on February 24, 2026.

(d) The description of the Registrant’s Common Stock which is contained in a registration statement on Form 8-A filed on June 25, 2021 (File No. 001-40546) under the Exchange Act of 1934, as amended (the “Exchange Act”), as updated by Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including any amendment or report filed for the purpose of updating such description.

(e) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of Xometry, Inc., as currently in effect.	8-K	001-40546	3.1	July 2, 2021

4.2	Amended and Restated Bylaws of the Registrant, as currently in effect.	8-K	001-40546	3.2	July 2, 2021

4.3	Form of Class A Common Stock Certificate.	S-1/A	333-256769	4.1	June 25, 2021

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2*	Consent of KPMG LLP, independent registered public accounting firm.

23.3*	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1	Xometry, Inc. 2021 Equity Incentive Plan.	S-1/A	333-256769	10.9	June 21, 2021

99.2	Forms of grant notice, stock option agreement and notice of exercise under the Xometry, Inc. 2021 Equity Incentive Plan.	S-1/A	333-256769	10.10	June 25, 2021

99.3	Forms of restricted stock unit grant notice and award agreement under the Xometry, Inc. 2021 Equity Incentive Plan.	S-1/A	333-256769	10.11	June 25, 2021

99.4	Form of performance restricted stock unit award agreement under the Xometry, Inc. 2021 Equity Incentive Plan.	10-K	001-40546	10.24	February 25, 2025
107*	Calculation of Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Bethesda, in the State of Maryland, on this 24th day of February, 2026.

XOMETRY, INC.

By:	/s/ Randolph Altschuler
Randolph Altschuler
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Randolph Altschuler as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Randolph Altschuler Randolph Altschuler	Chief Executive Officer, Co-Founder and Director (Principal Executive Officer)	February 24, 2026

/s/ James Miln James Miln	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 24, 2026

/s/ Roy Azevedo	Director	February 24, 2026
Roy Azevedo

/s/ Ranjana Clark	Director	February 24, 2026
Ranjana Clark

/s/ Emily Rollins	Director	February 24, 2026
Emily Rollins

/s/ Fabio Rosati	Director	February 24, 2026
Fabio Rosati

/s/ Katharine Weymouth	Director	February 24, 2026
Katharine Weymouth